Exhibit 21.1
lululemon athletica inc.
SUBSIDIARIES OF THE REGISTRANT
Listed below are the significant subsidiaries of lululemon athletica inc. as of January 30, 2022. The list indicates the respective jurisdiction of organization of each entity.
DELAWARE
Lincoln Park LLC
Curiouser Products Inc., dba MIRROR
NEVADA
lululemon usa inc.
ALBERTA
Lululemon Callco ULC
BRITISH COLUMBIA
Lulu Canadian Holding Inc.
lululemon athletica canada inc.
Curiouser Products Canada Inc., dba Mirror
VICTORIA
lululemon athletica australia holding Pty Ltd.
lululemon australia Pty Ltd.
NEW ZEALAND
lululemon athletica new zealand limited
HONG KONG SPECIAL ADMINISTRATIVE REGION
lululemon HK Limited
JAPAN
lululemon athletica JP GK(1)
PEOPLE’S REPUBLIC OF CHINA
Lululemon Athletica Trading (Shanghai) Ltd.(1)
KOREA
lululemon athletica Korea ltd.
MACAO SPECIAL ADMINISTRATIVE REGION
Lululemon Macau Limited
MALAYSIA
lululemon athletica Malaysia Sdn. Bhd.
SINGAPORE
lululemon athletica SG Pte. ltd.
TAIWAN
lululemon athletica TW ltd.(1)
DENMARK
lululemon athletica DK ApS
FRANCE
lululemon athletica FR SARL

GERMANY
lululemon athletica DE GmbH

INDIA
lululemon India (Services) Private Limited
IRELAND
lululemon athletica Ireland Limited
LUXEMBOURG
lululemon LU holdings S.a.r.l.
NETHERLANDS
lululemon athletica NL B.V.
NORWAY
lululemon athletica Norway AS
SWEDEN
lululemon Sweden AB
SWITZERLAND
lululemon athletica CH GmbH
UNITED KINGDOM
lululemon athletica UK ltd.

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(1)    This is the English equivalent name.